Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S‑8 of Enanta Pharmaceuticals, Inc. of our report dated November 25, 2020, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Enanta Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 10, 2021